Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Actavis plc of our report dated December 16, 2013 relating to the financial statements of Aptalis Holdings Inc., which is incorporated by reference in Actavis plc’s Current Report on Form 8-K dated March 25, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

December 22, 2014